# ACQUISITION AGREEMENT

BETWEEN

ODYSSEY OIL & ENERGY INC
Registration No. 65-1139235

registered in the State of Florida, U.S.A.
herein represented by ARTHUR VICTOR JOHNSON
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Randburg
on the 20th day September 2010

of: 73 Drakensberg Road,
Waterkloof,
Pretoria
P O Box 95705
Waterkloof, 0145
Tel: (011) 807-1446
Fax: (012) 086 670 4674
E-mail: ajohnson@iafrica.com

(ODYSSEY)

and

C2E ENERGY LIMITED (C2E)
Registration No. 1456392

and

BIOFUEL NEW TECHNOLOGY LIMITED (BNT)
Registration No. 1456384

and

H2O NEW SOLUTIONS LIMITED (H2O)
Registration No. 1456396

herein represented by JOHANNES ROUX
in his capacity as a Director, he being duly

authorized thereto by resolution of the Company passed at a meeting held at Randburg on the 20th day of September 2010

of: Room 1904
Nam Wo Hong Building
148 Wing Lok Street
Sheung Wan
Hong Kong
Tel: 27 11 513 3558
Fax: 27 11 513 3084
E-mail: jroux@coal2e.com

(Group)

1 PREAMBLE

1.1 C2E has TECHNOLOGY duly registered with the appropriate authorities to provide clean fuel from methanol with zero emissions and is entitled and is authorized to grant a license for the use and exploitation of the said technology;

1.2 BNT has TECHNOLOGY duly registered with the appropriate authorities to provide renewable fuel from oil bearing crops, wild oil plants and engineering micro algae and is entitled and is authorized to grant a license for the use and exploitation of the said technology;

1.3 H2O has TECHNOLOGY duly registered with the appropriate authorities to provide high efficient compound water treatment products particularly in sewage, industrial and coal treatment and is entitled and is authorized to grant a license for the use and exploitation of the said technology;

1.4 It has been agreed that ODYSSEY will acquire all the shares in C2E, BNT and H2O together with the said technology rights;

2. INTERPRETATION

2.1 The headings to the paragraphs in this agreement are for reference purposes only and shall not govern or affect the meaning or interpretation of any of the provisions of this agreement.

2.2 If any provision in a definition in this agreement is a substantive provision conferring rights or imposing obligations on any of the parties hereto, then, notwithstanding that it is only in the definition clause of this agreement, effect shall be given to it as if it were a substantive provision in the body of this agreement.

2.3 In this agreement, unless the contrary intention appears from the context :-

2.3.1 words signifying one gender shall mean and include other genders;

2.3.2 words signifying the singular shall mean and include the plural and vice versa;

2.3.3 reference to natural persons shall mean and include reference to artificial persons and vice versa;

2.3.4 reference to a period of days shall mean ordinary business days within the Republic of South Africa reckoned exclusively from the first and inclusively of the last day of any specified period, provided that if the last day falls on a Saturday, Sunday or public holiday, it will be deemed to be the next business day;

2.3.5 reference to the time of day shall mean the time of day within the United States of America;

2.3.6 any consent that is required in terms hereof shall be required to be given in writing.

2.4 Words and expressions defined in any sub-clause shall, for the purposes of the clause of which that sub-clause forms part and in subsequent clauses, unless inconsistent with the context, bear the meaning assigned to such words and expressions in that sub-clause.

2.5 The annexures to this agreement are deemed to be incorporated in and form part of this agreement.

2.6 If any provision of this agreement is in conflict or inconsistent with any law, the invalidity of such provision shall not affect the validity of the remainder of the provisions hereof;

2.7 This agreement shall be governed by and construed and interpreted in accordance with the laws of the United States of America;

3. DEFINITIONS

In this agreement, unless inconsistent with the context, the following expressions shall bear the meanings assigned to them below:

| | | |
|---|---|---|
| 3.1 | "the ATTORNEYS" | shall mean WERTHEIM BECKER INC, Attorneys of 1st Floor, Oxford Manor, 196 Oxford Road, Illovo, Johannesburg, P O Box 2277, Houghton, 2041; |
| 3.2 | "C2E" | shall mean C2E ENERGY Limited, Registration No. 1456392 ; |
| 3.3 | "BNT" | shall mean Biofuels New Technology Limited,Registration No. 1456384; |

| | | |
|---|---|---|
| 3.4 | "H2O" | shall mean H2O New Solutions Limited,Registration No. 1456396; |
| 3.5 | "JOHNSON" | shall mean ARTHUR VICTOR JOHNSON, Identity No. of 73 Drakensberg Road, Waterkloof, Pretoria, E-mail ajohnson@iafrica.com; |
| 3.6 | "ODYSSEY" | shall mean ODYSSEY OIL & ENERGY INC., Registration No. 65-1139235 |
| 3.7 | "SIGNATURE DATE" | shall mean the date of signature of this agreement by the party signing last; |
| 3.8 | "TECHNOLOGY" | shall mean the technology owned and/or patented as described in paragraph 1; |
| 3.9 | "TECHNOLOGY LICENCE" | shall mean the license to use and/or transfer the technology to any party which license is annexed hereto marked "A"; |
| 3.10 | "the EFFECTIVE DATE" | Shall mean the 21st day of September 2010; |

4. <u>SHARE CAPITAL</u>

It is recorded that the :-

4.1 authorized share capital of ODYSSEY is 1 000 000 000 (one billion) shares of .0001c (point zero zero zero one cent) each;

4.2 issued share capital of ODYSSEY will be 650 000 009 (Six Hundred and Fifty Million and nine) shares of .0001c (point zero zero zero one cent) each;

4.3 C2E, BNT and H2O each has an:-

4.3.1 authorized share capital of 10,000 (Ten Thousand) shares;

4.3.2 issued share capital of USD10,000 (US Dollars Ten Thousand) divided into 10,000 of shares of $1.00 (One Dollar) each;

5. ACQUISITION OF SHARES IN C2E BY ODYSSEY

5.1 ODYSSEY shall acquire the total issued share capital in C2E, BNT and H2O;

5.2 The share certificates, together with share transfer forms signed in blank duly annexed thereto in ODYSSEY hereby transferred to ODYSSEY, shall be delivered to the Attorneys to be held in trust by them for delivery to ODYSSEY on conclusion of this agreement and the implementation of the terms and provisions hereof.

6. CONSIDERATION

ODYSSEY shall issue and transfer 190 000 000 (One Hundred and Ninty Million) shares in ODYSSEY to the sellers of C2E, BNT and H2O in consideration for the acquisition of the shares in C2E, BNT and H2O by ODYSSEY and the use and exploitation of the TECHNOLOGY.

7. CONDITION PRECEDENT

It is a condition precedent of this agreement and a specific term of this agreement, but for which this agreement would not have been concluded:-

7.1 that C2E, BNT and H2O are the registered owner of the relevant GLOBAL TECHNOLOGY RIGHTS and is entitled to deal therewith as envisaged in this agreement and in terms of the TECHNOLOGY RIGHTS;

7.2 it is entitled to cede and assign the use of the TECHNOLOGY RIGHTS and legally permit ODYSSEY to utilize and exploit it, and that

7.3 ODYSSEY will have the unfettered use thereof to promote its business activities, whether in the United States of America or elsewhere;

8. WARRANTIES

8.1 C2E, BNT and H2O warrants that :-

8.1.1 they have the licenses to utilize and exploit the TECHNOLOGY RIGHTS;

8.1.2 they have no liabilities other than normal administrative costs not exceeding US$ 5,000 each

8.1.3 there are no actions pending or threatened and that it is not aware of any action which may, in any way, impinge on or affect the right to the use of the TECHNOLOGY by it or by ODYSSEY and that it is entitled to cede and assign the use of the TECHNOLOGY to ODYSSEY;

8.1.4 the TECHNOLOGY LICENCE, a copies of which are annexed hereto marked "A" is valid and correct and in operation and that it has the right to transfer the licenses to utilize and exploit the TECHNOLOGY to ODYSSEY;

8.2 ODYSSEY warrants that :

8.2.1 it has no liabilities other than normal administrative costs not exceeding $ 50,000

9. UNDERTAKINGS

The parties hereto undertake to assign all documents, pass all resolutions and do all things necessary in order to give effect to the provisions hereof immediately upon being requested to do so.

10. BREACH

In the event that any of the parties commits a breach of this agreement and fails to remedy such breach within 7 (SEVEN) days of being required to do so in writing, or if the breach is not capable of being remedied within 7 (SEVEN) days then within such period as may be reasonable in the circumstances, then the aggrieved party shall be entitled to terminate this agreement or to claim specific performance without prejudice to the aggrieved party's rights to claim damages and without prejudice to the aggrieved party's rights at law.

11. ENTIRE CONTRACT

The parties record that this agreement constitutes the entire contract between them and that there are no ancillary or collateral agreements between them.

12. NON-VARIATION

No alteration, variation or suspension of any of the terms of this agreement shall be of any force or effect unless reduced to writing and signed by the parties.

13. ACKNOWLEDGEMENT

The parties acknowledge that there are no understandings between them not recorded herein and that neither party has been induced to conclude this agreement by representations made by the other party which are not recorded herein and the transaction evidence in this agreement shall be deemed to have been concluded on the basis that both parties act as principals.

14. NON WAIVER

No latitude, extension of time or other indulgence which may be given or allowed by either party to the other in regard to the performance of any obligation in terms hereof shall under any circumstances operate as a waiver or novation of or otherwise affect any of such party's rights in terms hereof or arising herefrom, or preclude either party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

15. DOMICILIA AND NOTICES

15.1 The parties hereby chooses domicilium citandi et executandi for all matters arising out of this agreement at the addresses set out after their names at the head of this agreement.

15.2 The parties shall be entitled to alter their respective domicilia citandi et executandi on not less than 30 (THIRTY) days notice to the other party whereafter the amended domicilium shall be the domicilium of the party concerned.

15.3 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by any of the parties from another, including by way of fax transmission, shall be an adequate written notice or communication to such party notwithstanding that it has not been addressed to the domicilium citandi et executandi of such party.

16. COSTS

The costs hereof shall be borne by ODYSSEY and C2E and BNT and H2O in equal shares.

THUS DONE AND SIGNED at Randburg on this the 21st day of September 2010.

AS WITNESSES:

1.

For and on behalf of -

2.

ODYSSEY OIL AND ENERGY INC

THUS DONE AND SIGNED at Randburg on this the 21st day of September 2010

AS WITNESSES:

1.

For and on behalf of -

2.

C2E ENERGY LIMITED

THUS DONE AND SIGNED at Randburg on this the 21st day of September 2010

AS WITNESSES:

1.

For and on behalf of -

2.

BIOFUELS NEW TECHNOLOGY LIMITED

THUS DONE AND SIGNED at Randburg on this the 21st day of September 2010

AS WITNESSES:

1.

For and on behalf of -

2.

H2O NEW SOLUTIONS LIMITED